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                                                            EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in Registration Statement No. 333-58793 on Form S-3 and Registration Statements Nos. 33-38230, 333-37859, 333-39036 and 333-75629 on Forms S-8 of Meritage Corporation of our report, dated March 29, 2001, relating to the combined financial statements of Hancock Communities Limited Liability Company and HC Builders, Inc. for the year ended December 31, 2001 appearing in this Form 8-K of Meritage Corporation.



/s/ McGLADREY & PULLEN, LLP


Las Vegas, Nevada
May 9, 2001